EXHIBIT 15.1




                  ACCOUNTANTS' AWARENESS LETTER



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Global Marine Inc. Registration Statements

We are aware that our report dated November 9, 2000, on our review of the condensed consolidated interim financial information of Global Marine Inc. and subsidiaries for the three and nine months ended September 30, 2000, and included in this Quarterly Report on Form 10-Q is incorporated by reference in (a) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 33-32088, 33-40961, and 33-63326), respectively, for the Global Marine Inc. 1989 Stock Option and Incentive Plan, (b) the prospectus constituting part of the Company's Registration Statements on Form S-8 (Registration Nos. 333-80383, 333-40244, 33-32088, 33-40961, and
33-63326) for the Global Marine 1998 Stock Option and Incentive Plan, (c) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40266) for the Global Marine Savings Incentive Plan, (d) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-40961) for the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, (e) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 33-57691) for the Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan, (f) the combined prospectus constituting part of the Company's Registration Statements on Form S-3 (Registration Nos. 33-58577 and 333-49807) for the proposed offering of up to $500,000,000 of debt securities, preferred stock, and/or common stock, (g) the prospectus constituting part of the Company's Registration Statement on Form S-8 (Registration No. 333-40244) for the Global Marine Non-Employee Director Restricted Stock Plan, and (h) the prospectus constituting part of the Company's Registration Statement on Form S-3 (Registration No. 333-45908) for the resale of up to $600,000,000 principal amount at maturity of Zero Coupon Convertible Debentures due June 23, 2020 and shares of common stock of the Company issuable upon conversion thereof. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of any of said registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


/s/ PricewaterhouseCoopers LLP


Houston, Texas
November 10, 2000